UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____)

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

Columbus McKinnon Corporation

(Name of Registrant as specified in its charter)

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NOTICE OF 2017
ANNUAL MEETING OF SHAREHOLDERS AND
AMENDMENT NO. 1 TO PROXY STATEMENT

COLUMBUS McKINNON CORPORATION

COLUMBUS MCKINNON CORPORATION
205 CrossPoint Parkway
Getzville, New York 14068

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 24, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Columbus McKinnon Corporation, a New York corporation, will be held at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois, on July 24, 2017, at 10:00 a.m., local time, for the following purposes:

1.    To elect eight Directors to hold office until the 2018 Annual Meeting and until their successors have been elected and qualified;

2.    To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2018;

3.    To conduct a shareholder advisory vote on the compensation of our named executive officers;

4. To conduct a shareholder advisory vote on the frequency of our shareholder vote with respect to the compensation of our named executive officers; and

5.   To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 1, 2017, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish. We sincerely appreciate your prompt cooperation.

ALAN S. KORMAN
Secretary

Dated: June 19, 2017

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on July 24, 2017. The Company’s Proxy Statement and Annual Report to shareholders for the fiscal year ended March 31, 2017 are available at http://www.cmworks.com/investors/proxy.

COLUMBUS MCKINNON CORPORATION
205 CrossPoint Parkway
Getzville, New York 14068

AMENDMENT NO. 1 TO PROXY STATEMENT

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A ("Amendment No. 1") amends the definitive proxy statement of Columbus McKinnon Corporation (the "Company") for its 2017 Annual Meeting of Stockholders ("Proxy Statement"), which was filed with the Securities and Exchange Commission on June 14, 2017, in order to add additional Proposal 4 to the original Proxy Statement. In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act), and the related rules of the SEC, the Company is providing stockholders a non-binding advisory vote to approve the frequency of stockholder advisory votes on the compensation of our named executive officers. At the 2011 Annual Meeting of Stockholders, our stockholders indicated their preference for us to hold advisory votes on executive compensation on an annual basis. The Board of Directors subsequently determined that we would hold an annual advisory vote on executive compensation.

CHANGES TO PROXY STATEMENT

This change affects the Notice of Annual Meeting of Stockholders; amends the Proxy Statement to add the new Proposal 4; and adds Proposal 4 to the Proxy Card. All other items of the Proxy Statement are unchanged. Hereinafter, “Proxy” or “Proxy Statement” refer to the Proxy Statement, as amended by this No. 1 Amendment.

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation ("our Company", "we" or "us"), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois, on July 24, 2017, at 10:00 a.m., local time, and at any adjournment or adjournments thereof. This Proxy Statement and other proxy materials are first being sent or given to shareholders on or about June 14, 2017.

The close of business on June 1, 2017 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting. At the close of business on June 1, 2017, we had outstanding 22,596,824 shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted (i) FOR the nominees for Director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2018, (iii) FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this Proxy Statement, and (iv) FOR a shareholder advisory vote on such executive compensation to be held every year.
In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the eight nominees receiving the most votes will be elected. Votes cast FOR the nominees will count as "yes votes;" and WITHHOLD votes will be excluded entirely from the vote and will have no effect. A majority of the votes cast is required to approve the selection of the Company’s auditors and the approval of a non-binding, advisory resolution regarding executive compensation. Votes may be cast FOR,

AGAINST or ABSTAIN on the approval of these proposals. Abstentions are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.
Recent changes in regulations have eliminated the ability of a shareholder’s bank or broker to vote uninstructed shares in the election of directors and on executive compensation on a discretionary basis. Thus, if a shareholder holds shares in street name and does not instruct his, her or its bank or broker how to vote in the election of directors or the one advisory vote on executive compensation, no votes will be cast on such shareholder’s behalf with respect to these matters. If a shareholder holds shares in his, her or its own name and does not vote, no votes will be cast on such shareholder’s behalf on any of the items of business at the Annual Meeting.
The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1

NEW BOARD DEVELOPMENTS

•
On February 28, 2017, Timothy T. Tevens, former President and Chief Executive Officer and Director, elected retirement. His successor, Mark D. Morelli, was duly elected President and Chief Executive Officer and Director on February 28, 2017.

•
On May 10, 2017, Ms. Linda Goodspeed notified the Board of Directors that she would not stand for re-election to the Board at the 2017 Annual Meeting and that her term on the Board would end effective May 31, 2017. Ms. Goodspeed was a member of the Company’s Corporate Governance and Nomination Committee and Compensation and Succession Committee. Ms. Goodspeed’s decision to no longer serve on the Board does not arise from any disagreement or dispute with the Company or management. Pursuant to the Company’s bylaws, its Directors may serve on the boards of directors of no more than four publicly traded companies inclusive of the Company’s Board. On May 9, 2017 Ms. Goodspeed was elected to serve as a director for another company. Ms. Goodspeed, now serving on five (5) public boards, voluntarily resigned from the Company’s Board in accordance with its governance policy.

 ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than nine Directors to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Currently, the Board of Directors is comprised of eight members, as Ms. Goodspeed will not be standing for re-election.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Ernest R. Verebelyi, Mark D. Morelli, Richard H. Fleming, Stephen Rabinowitz, Nicholas T. Pinchuk, Liam G. McCarthy, R. Scott Trumbull and Heath A. Mitts, each of whom has been previously elected by our shareholders other than Mr. Morelli who joined the Board on February 28, 2017. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office. The following information is provided concerning the nominees for Director:

Ernest R. Verebelyi, age 69, was appointed a Director of the Company in January 2003 and was elected Chairman of the Board in August 2005. Mr. Verebelyi retired from Terex Corporation, a global diversified equipment manufacturer, in October 2002 where he held the position of Group President. Prior to joining Terex in 1998, he held executive, general management and operating positions at General Signal Corporation, Emerson, Hussmann Corporation, and General Electric. Mr. Verebelyi served as a director of CH Energy Group, Inc. (NYSE:CHG) starting in 2006 and was elected lead director in 2012 through its sale in June of 2013. Mr. Verebelyi’s qualifications to serve on the Board include his senior leadership and public company board and governance experience and his strong background and expertise in the manufacturing sector with large multinational corporations, which is invaluable in evaluating the performance of management and other aspects of the Company.

Mr. Morelli, age 53, was appointed President and Chief Executive Officer and a Director of the Company in February, 2017. Mr. Morelli served as president and chief operating officer of Brooks Automation (NASDAQ:BRKS) from 2012 to 2016. Previous to his role at Brooks Automation, Mr. Morelli was the chief executive officer of Energy Conversion Devices, an alternative energy company. Prior to that, Mr. Morelli was with United Technologies from 1993 to 2007, where he progressed through product management, marketing, strategy and increasing responsibilities of general management. His last assignment was as president of Carrier Commercial Refrigeration. He began his career as a U.S. Army officer and helicopter pilot, serving as a company commander of an attack helicopter unit. Mr. Morelli’s qualifications to serve on the Board include his executive leadership experience in global technology and industrial companies, marketing expertise and his proven track record of building high performing organizations.

Richard H. Fleming, age 70, was appointed a Director of our Company in March 1999. In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corp. (NYSE:USG). Effective May 1,

2012 Mr. Fleming retired from the position of Chief Financial Officer at USG. Prior thereto, Mr. Fleming served USG Corp. in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995. Mr. Fleming also serves as a member of the Board of Directors of Boise Cascade Company (NYSE:BCC) and OE Holding, LLC, a private company. He is also a director for several not-for-profit entities including UCAN and the University of the Pacific. Mr. Fleming’s qualifications to serve on the Board include his senior leadership and public company board and governance experience and his high level of expertise and background in finance and accounting matters and strategic planning.

Stephen Rabinowitz, age 74, was appointed a Director of the Company in October 2004. He retired in 2001 from his position as Chairman and Chief Executive Officer of General Cable Corporation, a leading manufacturer of electrical, communications and utility cable.  Prior to joining General Cable as President and Chief Executive Officer in 1994, he served as President and CEO of AlliedSignal Braking Systems, and before that as President and CEO of General Electric’s Electrical Distribution and Control business.  He also held management positions in manufacturing operations and technology at the General Electric Company and the Ford Motor Company. Mr. Rabinowitz’s qualifications to serve on the Board include his senior leadership and public company board and governance experience and his manufacturing and international operations expertise.

Nicholas T. Pinchuk, age 70, was appointed a Director of the Company in January 2007. Currently, he is Chairman, President and CEO of Snap-on Incorporated (NYSE:SNA), an S&P 500 company. Prior to that, Mr. Pinchuk served as Senior Vice President and President of Snap-on's Worldwide Commercial and Industrial Group since June 2002. Prior to joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including President, Global Refrigeration Operations of its Carrier Corporation unit and President of Carrier's Asia-Pacific Operations. He also served in financial and engineering managerial staff positions at the Ford Motor Company from 1972 to 1983. Mr. Pinchuk served as an officer in the United States Army in Vietnam. Mr. Pinchuk’s qualifications to serve on the Board include his senior leadership and public company board and governance experience and his manufacturing and international operations expertise, especially in Asia-Pacific.

Liam G. McCarthy, age 61, was appointed a Director of the Company in November 2008. Mr. McCarthy retired as President and Chief Supply Chain Officer of Molex Incorporated (NASDAQ:MOLX), acquired December 9, 2013 by Koch Industries, Inc, in June, 2017. Prior thereto, Mr. McCarthy served Molex in various executive and management capacities, including President and Chief Operating Officer through December, 2015, Vice President, Operations, Europe from 2001 to 2005; President, Data Communications Division, Americas Region from 1998 to 2001; General Manager, Singapore from 1993 to 1998; Regional Marketing Manager, Far East South Region from 1991 to 1993; and Materials Director, Singapore from 1989 to 1991. Mr. McCarthy is also a Board Member of the Chicago Counsel on Global Affairs. Mr. McCarthy’s qualifications to serve on the Board include his senior leadership and public company board and governance experience and his manufacturing and international operations and logistics expertise.

R. Scott Trumbull, age 68, was appointed a Director of the Company in January, 2014. Mr. Trumbull retired as Non-Executive Chairman of the Board of Franklin Electric Company, Inc. (NASDAQ:FELE) in May, 2015. He joined the Board of Franklin Electric in 1998 and was elected Chief Executive Officer of the company in December, 2002 until retiring in May, 2014. Prior to joining Franklin Electric, Mr. Trumbull began his career at Owens-Illinois in 1972, progressively advancing through various operational and leadership positions to the role of Executive Vice President and Chief Financial Officer. Mr. Trumbull serves on the Board of Directors of Welltower, Inc. (NYSE:HCN), Schneider National (private) and the Artisan Funds. Mr. Trumbull’s qualifications to serve on the Board include his senior leadership and public company board and governance experience, his high level of finance and accounting background and extensive manufacturing and operations expertise.

Heath A. Mitts, age 46, was appointed a Director of the Company in May, 2015. Mr. Mitts is Executive Vice President and Chief Financial Officer at TE Connectivity Ltd. (NYSE: TEL). Prior thereto, Mr. Mitts was Senior Vice President and Chief Financial Officer of IDEX Corporation (NYSE:IEX). Prior to joining IDEX Corporation, Mr. Mitts was at PerkinElmer, Inc. in various senior financial management roles in both North America and in Singapore. He went to PerkinElmer after five years at Honeywell where he gained world-class training in financial planning and analysis, progressing through various managerial roles including Director of Finance. Mr. Mitt’s qualifications to serve on the Board include his senior leadership and governance experience, his high level of finance and accounting background and his international industrial experience.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH 31, 2018

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018. In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal years 2016 and 2017 are as follows:

	Fiscal Year
	2017	2016
	($ in thousands)
Audit Fees (1)	1,836	1,413

Audit Related Fees (2)	1,036	—

Tax Fees (3)	437	308

All Other Fees (4)	3	3

Total	3,312	1,724

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of audit fees billed for required 8-K and 8-K/A filings related to the acquisition of STAHL CraneSystems on January 31, 2017.

(3)	Consists of all tax related services.

(4)	Consists of all other products and services provided other than the services reported under audit fees and tax fees.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2018.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

We are required pursuant to Section 14A of the Exchange Act to provide a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as "Say-on-Pay").

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this proxy statement.

We maintain a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers. Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program.

For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“ RESOLVED , that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY
OF A SHAREHOLDER VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

We are also required pursuant to Section 14A of the Exchange Act to provide every six (6) years a non-binding, advisory vote whether the non-binding advisory shareholder vote on the compensation of our named executive officers should occur every one, two or three years. A shareholder has the right to vote for any one of the three options, or to abstain on the matter.
The Board of Directors has given serious consideration to the recommended frequency of the advisory vote on the compensation of our named executive officers. After considering the benefits and consequences of each option for holding the advisory vote on the compensation of our named executive officers, the Board of Directors recommends that shareholders approve holding the advisory vote on the compensation of our named executive officers once every year.
    An annual advisory vote on the compensation of our named executive compensation will allow us to obtain information on shareholders’ views of the compensation of our named executive officers on a consistent basis. Additionally, an annual advisory vote on the compensation of our named executive officers will provide the Board of Directors and the Compensation and Succession Committee with more direct input from shareholders on our executive compensation policies, practices and procedures. Finally, an annual advisory vote on the compensation of our named executive officers is consistent with our objectives of engaging in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and programs.
    For the reasons discussed above, the Board of Directors recommends that shareholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of shareholders. When voting on this shareholder vote on the frequency of the advisory vote on the compensation of our named executive officers, shareholders should understand that they are not voting “for” or “against” the recommendation of the Board of Directors to hold the advisory vote once every year. Rather, shareholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter.
    The option that receives the most votes from shareholders will be the frequency of the advisory vote on the compensation of our named executive officers that shareholders recommend. This advisory vote is another means for shareholders to provide input on our compensation programs for named executive officers. Although your vote is not binding on the Board of Directors, the Board values the views of shareholders. The Board of Directors will review and give serious consideration to the outcome of this vote when making its determination as to the frequency of future advisory shareholder votes on the compensation of our named executive officers.

Shareholders are being asked to vote on the following resolution:

For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that a non-binding advisory vote of the Company’s shareholders to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion) shall be held at an annual meeting of shareholders: (i) every year, or (ii) every two years, or (iii) every three years.”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT A NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS BE HELD EVERY YEAR.

CORPORATE GOVERNANCE

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to, our Company. In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility. These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and President and Chief Executive Officer have been served by separate individuals since 1998 which will continue under the newly appointed President and Chief Executive Officer, Mark D. Morelli. This leadership structure supports our belief that it is the President and Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board. Since Mr. Verebelyi’s election as our Chairman of the Board in August 2005, that position has been filled by an independent Director. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board.
We believe our President and Chief Executive Officer and Chairman of the Board have had an excellent working relationship which will continue under Mr. Morelli’s tenure. By separating the roles of the Chairman of the Board and President and Chief Executive Officer positions, we ensure there is no duplication of effort between them. We believe this provides strong leadership for our Board of Directors, while also positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders. As part of our annual Board of Directors self-evaluation process, we evaluate our leadership structure to ensure that it continues to provide the optimal structure for our Company and shareholders. A Chair rotation and succession schedule is reviewed and updated annually by the Board in addition to the Chairman conducting individual reviews with the Directors on their interests and thoughts around Chair candidates, rotation and succession. We believe our current leadership structure is the optimal structure for our Company at this time.

Board Composition and Diversity
Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board including, reviewing and updating a Board competency skills matrix for each Director. The Corporate Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Corporate Governance and Nomination Committee review a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.
Although the Company has no policy regarding diversity, the charter of the Corporate Governance and Nomination Committee includes as a statement of responsibility that the Committee assure that the composition of the Board of Directors includes appropriate breadth, depth and diversity of experience and capabilities. In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board of Directors take into account (i) the comments and recommendations of Directors made in connection with the Board’s annual self-evaluation regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (ii) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (iv) all other factors it considers appropriate.

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Morelli, is independent within the meaning of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Succession Committee is independent.

Board of Directors Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting. Agendas for meetings of the Board of Directors include executive sessions for the independent Directors to meet without the management Director present. During the fiscal year ended March 31, 2017, our Board of Directors held nine (9) meetings. Each Director, other than Mr. Morelli, has attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served and attended the 2016 Annual Shareholder Meeting.

Risk Oversight
Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees the Company’s enterprise risk management process, as well as focuses on financial and fraud risks, including internal controls, and receives an annual risk assessment report from the Company’s General Counsel and internal auditors. The Company’s General Counsel and his staff also assist the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of appropriate risk-taking behavior consistent with the Company’s business strategy and goals.
Audit Committee

Our Board of Directors has a standing Audit Committee comprised of Mr. Trumbull, as Chairman, and Messrs. Rabinowitz, Fleming, McCarthy and Mitts. Each member of our Audit Committee is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and section 3 of the Sarbanes-Oxley Act of 2002, and under the NASDAQ Stock Market, Inc., rules currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Trumbull, Fleming and Mitts qualify as “audit committee financial experts.” The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, (v) reviewing insider and affiliated party transactions (vi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting or internal controls and (vii) overseeing the enterprise risk management system. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is posted on the Investor Relations section of our website at www.cmworks.com . Our Audit Committee held seven (7) meetings during the fiscal year ended March 31, 2017.

Compensation and Succession Committee

Our Compensation and Succession Committee consists of Mr. Rabinowitz, as Chairman, Ms. Goodspeed (not standing for re-election) and Messrs. Pinchuk, McCarthy and Trumbull. Each Director who serves on the Compensation and Succession

Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board of Directors concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs, (ix) review and make recommendations to the Board of Directors concerning compensation and bonus for the Chief Executive Officer and Chief Financial Officer, and (x) perform other functions as identified in the Compensation and Succession Committee charter. The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com . Our Compensation and Succession Committee held five (5) meetings during the fiscal year ended March 31, 2017. Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis section below.

Corporate Governance and Nomination Committee

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, skills, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance and (iii) developing criteria, investigating and making recommendations with respect to candidates for membership on our Board of Directors. This Committee is chaired by Mr. Fleming and includes Ms. Goodspeed (not standing for re-election) and Messrs. Pinchuk and Mitts. Each member of the Corporate Governance and Nomination Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders, but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws. See the information contained in our By-Laws under the heading "Shareholders' Proposals." Generally, a shareholder who wishes to nominate a candidate for Director must give us prior written notice thereof, which notice must be personally delivered or mailed via registered first class mail, return receipt requested, to our Secretary and must be received by our Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s Annual Meeting. If such nomination is given in connection with a special meeting for the election of Directors, it must be received not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The shareholder’s recommendation for nomination must contain the following information as to each nominee for Director: the nominee’s name, age, business address and residence address; the nominee’s principal occupation or employment for the previous five years; the number of shares of our common stock owned by such candidate; and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to our By-Laws and Regulation 14A under the Exchange Act. A shareholder’s recommendation must also set forth: such shareholder’s name and address as they appear on our books and records; the number of shares of each class of our capital stock that are beneficially owned and held of record by such shareholder; any material interest of such shareholder in such nomination; any other information that is required to be provided by such shareholder pursuant to our By-Laws and Regulation 14A under the Exchange Act in his or her capacity as a proponent to a shareholder proposal; and a signed consent from each nominee recommended by such shareholder that such nominee is willing to serve as a Director if elected. Any nomination not made in strict accordance with the foregoing provisions will be disregarded at the direction of our Chairman of the Board. The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com. Our Corporate Governance and Nomination Committee held five (5) meetings during fiscal year ended March 31, 2017.
Code of Ethics
Our Board of Directors adopted a Code of Ethics which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers. This Code of Ethics is posted on the Corporate Governance section of the Company’s website at www.cmworks.com. The Company will disclose on its website any amendment to this Code of Ethics or waiver of a provision of this Code of Ethics, including the name of any person to whom the waiver was granted. Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance program to the Audit Committee.

Director Stock Ownership Guideline

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own not less than 9,000 shares of our common stock within five years of becoming a Director. Any Restricted Stock Units granted to a Director pursuant to the Columbus McKinnon Corporation 2016 Long Term Incentive Plan (the "Omnibus Plan") or any successor plan are included in determining the number of shares owned by such Director for these purposes. All Directors are in compliance with this Policy.

Director Compensation

The following table sets forth the annual target compensation provided to the Company’s Directors during the fiscal year ended March 31, 2017:

Director	Annual Retainer - Cash ($)	Annual Retainer - Stock ($)	Restricted Stock Units (1) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Target Annual Compensation ($)
Heath A. Mitts	55,000	55,000	37,230	0	0	147,230
Richard H. Fleming	55,000	55,000	37,230	0	8,000	155,230
Linda A. Goodspeed	55,000	55,000	37,230	0	0	147,230
Liam G. McCarthy	55,000	55,000	37,230	0	0	147,230
Nicholas T. Pinchuk	55,000	55,000	37,230	0	0	147,230
Stephen Rabinowitz	55,000	55,000	37,230	0	10,000	157,230
Mark D. Morelli (2)	0	0	0	0	0	0
Timothy T. Tevens (2)	0	0	0	0	0	0
R. Scott Trumbull	55,000	55,000	37,230	0	16,000	163,230
Ernest R. Verebelyi	55,000	55,000	37,230	45,000	0	192,230

(1)	Each Director is granted 1,500 restricted stock units annually which vest over 3 years. Shares are valued based upon the March 31, 2017 closing price of $24.82 per share.

(2)	Messrs. Morelli and Tevens receive no separate compensation as a Director of the Company.

The following table provides the taxable compensation received by the Directors during the fiscal year ended March 31, 2017. Unless otherwise noted, "Other Compensation" represents the cash payment of fractional shares.

Director	Annual Retainer (Cash) ($)	Annual Retainer (Stock) (1) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Other Compensation ($)	Total Annual Fees (2) ($)
Heath A. Mitts	55,000	78,621	0	0	5	133,626
Richard H. Fleming	55,000	78,621	0	12,000	31	145,652
Linda A. Goodspeed	55,000	78,621	0	0	31	133,652
Liam G. McCarthy	55,000	78,621	0	0	31	133,652
Nicholas T. Pinchuk	55,000	78,621	0	0	31	133,652
Stephen Rabinowitz	55,000	78,621	0	10,000	31	143,652
R. Scott Trumbull	55,000	78,621	0	16,000	31	149,642
Ernest R. Verebelyi	55,000	78,621	45,000	0	31	178,652

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017. This figure includes the 1,500 restricted stock units granted annually which vest over 3 years, as well as the $55,011 in shares that were granted with immediate vesting provisions.

(2)	No additional fees are paid for attendance at Board of Director or committee meetings. Our Directors are reimbursed for reasonable expenses incurred in attending such meetings.

Directors’ and Officers’ Indemnification Insurance

Effective April 1, 2017, we renewed our directors and officers indemnification insurance coverage for a term of one year at a cost of $302,300.

Contacting the Board of Directors

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors.  A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

OUR EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
Mark D. Morelli	53	President and Chief Executive Officer and Director
Gene P. Buer	65	Vice President - Solutions Group
Dr. Ivo Celi	55	Vice President - EMEA
Alan S. Korman	56	Vice President Corporate Development, General Counsel & Corp. Secretary
Charlene Miraglia	51	Vice President Human Resources and CHRO
Mark Paradowski	47	Vice President - Information Services
Gregory P. Rustowicz	57	Vice President - Finance and Chief Financial Officer
Kurt F. Wozniak	53	Vice President - Americas
Benjamin AuYeung	53	Vice President - APAC

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of Mr. Morelli is set forth above under “Election of Directors.” Recent business experience of our executive officers who are not also Directors follows:

Gene P. Buer joined the Company in October, 2005 and in March, 2016 was named Vice President - Solutions Group. Prior to that, on April 1, 2014 he was named Vice President - Global Services & Vertical Markets and previously served as Vice President North America & Global Vertical Markets. From July 2010 to April 2013, he served as our Vice President - Hoist & Rigging - Americas. Mr. Buer served as Vice President Hoist Products - The Americas from May 2009 to July 2010. In April 2007, he also assumed the position of Executive Director of our CM Hoist division. Prior to joining our Company, Mr. Buer owned and operated a marketing and business consulting service from October 2003 to October 2005.

Dr. Ivo Celi joined Columbus McKinnon in early 2010 as the Managing Director - EMEA successor and assumed that position effective April 1, 2010. He was elected Vice President - EMEA in July, 2011. Prior to joining Columbus McKinnon, Dr. Celi progressed through roles of increasing responsibility with Hilti AG, most recently as Senior Vice President - Business Unit Diamond Systems.

Alan S. Korman joined the Company in January, 2011 as General Counsel and Assistant Secretary. In July 2011, he was elected Vice President, General Counsel and Corporate Secretary. In 2015 he assumed the role of Corporate Development and his title changed in 2016 to Vice President Corporate Development, General Counsel and Corporate Secretary. From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc., a wholly-owned subsidiary. Prior to joining Ivoclar Vivadent, Mr. Korman was engaged in private practice at the law firm of Nixon Peabody LLP.

Charlene Miraglia joined the Company in January, 2016 as Vice President of Human Resources and Chief Human Resources Officer. Prior to joining Columbus McKinnon, she served as the Vice President of Global Human Resources Food and Beverage at SPX Flow. Before joining SPX Flow, she held a variety of Human Resources roles at several prominent industrial companies, including CHC Helicopter, Praxair and Cummins, Inc. Ms. Miraglia received her BS in Psychology with a minor in Business Administration from the University of Wisconsin, and earned an MBA with a concentration in Industrial Relations from the University of Minnesota.

Mark Paradowski joined the Company in 1997 as a Technical Manager. In August, 2013, he was named Vice President - Information Services. Prior to that, he served as Director - Global Information Systems after having served as Director Information Services. Before joining the company, Mr. Paradowski held various positions with Oracle Corporation and Electronic Data Systems (EDS).

Gregory P. Rustowicz joined the Company in August, 2011 as Vice President - Finance and Chief Financial Officer. From 2007, he was Vice President Finance and Corporate Treasurer at Momentive Performance Materials Inc. Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc, including Group CFO for the Glass, Fiber Glass and Chemicals Businesses, CFO for Transitions Optical, Inc., and Assistant Treasurer and Global Credit Director. Prior to PPG, he worked as a CPA for KPMG.

Kurt F. Wozniak joined Columbus McKinnon in 1999. He was named Vice President - Americas on April 1, 2014. Since July 2012, he served as the Vice President - Latin America. Prior to that, he had been Managing Director - Latin America since July 2010. He has also served as Director, Corporate Development and Director, Materials Management. Previously, Mr. Wozniak was a management consultant with Ernst & Young LLP.

Benjamin AuYeung joined Columbus McKinnon in August, 2012 as Managing Director, China. He was elected Vice President - APAC in July, 2015. Prior to joining Columbus McKinnon, Mr. AuYeung held various positions with Cummins from 1992 to 2011, most recently as General Manager, APAC for Cummins Filtration Business Unit.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation and Succession Committee Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors recommends the compensation for our President and Chief Executive Officer and Chief Financial Officer to the full Board of Directors for approval and approves the compensation for our other executive officers.  This Committee is composed entirely of Directors who are neither executive officers nor employees ("associates") of our Company.  In addition, the Compensation and Succession Committee recommends grants under our 2016 Long Term Incentive Plan and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management.  In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2017 for filing with the Securities and Exchange Commission.

May 21, 2017	Stephen Rabinowitz, Chairman
Linda A. Goodspeed
Liam G. McCarthy
Nicholas T. Pinchuk
R. Scott Trumbull

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We are a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position and secure materials.  Key products include hoists, cranes, actuators, rigging tools and digital power and motion control systems.  We are focused on commercial and industrial applications that require the safety and quality provided by our superior design and engineering know-how.

The successful execution of our business strategy depends on our ability to attract, motivate, reward and retain executive talent with the skills to foster innovative product and service development and grow the business in developing markets with the greatest opportunity.  Our executive compensation program is designed to support this strategy by:

●	attracting and retaining key executive talent by offering a competitive compensation program;
●	motivating executive actions that lead to sustained superior performance; and
●	aligning executive compensation with returns delivered to shareholders.

2017 CEO Transition

In September 2016, we announced that Timothy T. Tevens decided to retire from his position as President and Chief Executive Officer of the Company, and resign as a director of the Company, upon the appointment of his successor. On February 28, 2017, we announced that Mark D. Morelli was named President and Chief Executive Officer effective on that date. Mr. Morelli was also appointed a director of the Company. Mr. Tevens retired as Chief Executive Officer, and resigned as a director of the Company, on February 28, 2017.

In connection with his hiring, the Company entered into both an Employment Agreement and Change in Control Agreement with Mr. Morelli. The key compensation and severance-related provisions of both agreements are discussed below in the “Employment and Change-In-Control Agreements” section.

Overview of Fiscal Year 2017 Business Results and Performance-Based Compensation

For fiscal year 2017, our priorities centered around increasing shareholder value by driving profitable growth.   Accordingly, our Annual Incentive Plan for fiscal year 2017 was designed to focus on increasing consolidated operating income and revenue, targeted regional operating income and revenue and certain strategic accomplishments. Our results in fiscal year 2017 were lower than the aggressive plans that were set at the beginning of the fiscal year. A severe downturn in certain key end markets affected the ability of the team to accomplish their goals. Accordingly, actual Annual Incentive Plan compensation earned by the Named Executive Officers ("NEOs") for fiscal year 2017 averaged approximately 53.02% of the target annual incentive compensation opportunities established for each NEO at the start of the fiscal year.

Our NEOs received one-third of their fiscal year 2017 long-term incentive compensation in the form of performance restricted stock units which are contingent upon consolidated revenue results for the two year measurement period of fiscal years 2017 and 2018. Therefore, no fiscal year 2017 performance stock awards were earned during fiscal 2017.

Further details regarding fiscal year 2017 performance can be found in the "Components of Compensation" section.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our NEOs and other executives, the Compensation and Succession Committee of the Board of Directors (the "Compensation Committee") is guided by the following objectives:

●
Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;

●
Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long term results; and

●	Our business success depends on our ability to attract and retain executive talent by providing competitive compensation opportunities.

The Compensation and Succession Committee’s Role

Our compensation program is administered by the Compensation Committee.

The Compensation Committee establishes performance objectives for the Chief Executive Officer ("CEO") based on our annual business plan and long term strategic goals approved by the Board of Directors.  Progress against these goals is monitored by the Compensation Committee on a quarterly basis.  The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent Directors. The Compensation Committee also considers market data validated by our independent consultant, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures.  Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and targets and awards under our long-term incentive program.  The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present.  All aspects of the CEO’s compensation are approved by our full Board of Directors upon recommendations made by the Compensation Committee, which is comprised totally of independent Directors.

Except for the CEO and Chief Financial Officer ("CFO"), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards and similar arrangements for the other NEOs in the Summary Compensation Table below after receiving recommendations from our CEO with input from the Vice President - Human Resources and our independent consultant.  The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO.  All aspects of the CEO’s and CFO’s compensation are finally approved by our full Board of Directors.

The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled "Corporate Governance - Compensation and Succession Committee."

 Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services and to terminate such consultants’ engagement.  In fiscal year 2017, the Compensation Committee continued its engagement of Exequity LLP ("Exequity"), an independent compensation consulting firm, to advise the Compensation Committee on certain matters related to executive compensation including:

●	a competitive compensation review of the CEO and other executive officer positions;
●	executive compensation trend data, including plan design; and
●	a pay for performance assessment.

In fiscal year 2017, Exequity reviewed market data based upon the Company’s target labor market for executive talent, presented market trends, proposed compensation and consulted on compliance issues.  Additionally, Exequity attended in person or by telephone all Compensation Committee meetings.

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes:

●	The Vice President-Human Resources ("VP HR") develops and oversees the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings;
●	The CEO, VP HR and Corporate Secretary attend all Compensation Committee meetings, except the executive sessions of the meetings;
●
The CEO, VP HR and Director, Compensation, Benefits & HRIS annually present and make recommendations to the Compensation Committee relating to annual incentives and long-term incentive plan designs and changes, if warranted;

●	The CEO recommends to the Compensation Committee base salary, target annual incentive and target long term incentive adjustments for all executives, excluding the CEO;
●	The VP HR receives executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Committee’s executive sessions; and
●	The VP HR regularly consults with and briefs the Compensation Committee chairman between scheduled Compensation Committee meetings.

Elements of Our Compensation Program for Named Executive Officers

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element	Description	Key Objective
Base Salary	Provide a fixed level of current cash compensation consonant with the executive’s primary duties and responsibilities.	Designed to be market competitive and enable us to attract and retain talented executives.
Short-Term Incentives - Annual Incentive	Provide "at risk" compensation directly tied to attainment of annual key business objectives.	Designed to motivate and reward achievement of financial, operational and strategic goals.
Long-Term Incentives - Stock Options	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth.	Designed to be market competitive, motivate and reward achievement of stock price growth and align executive’s interests with those of the shareholder.
Long-Term Incentives - Restricted Stock Units (Time-based)	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth.	Designed to retain executives and align their interests with those of our shareholders.
Long-Term Incentives - Restricted Stock Units (Performance-based)	Provide variable compensation based on performance achieved against pre-established goals	Designed to retain executives and align their interests with those of our shareholders.
Retirement Benefits	Provide comprehensive retirement savings vehicles through qualified and non-qualified plans. Supports retention with gradual vesting schedule.	Market-based retirement programs targeted to attract and to retain talented executives while encouraging retirement savings.
Severance	Provide severance protection equal to one week of salary for every year of service.	Designed to be competitive in the market and allow for the attraction of talented candidates.

Executive Compensation Policies and Practices

Our Target Labor Market

In administering the compensation program, the Compensation Committee relies on market information provided periodically by its independent consultant.  For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent. Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete.

Historically, we have used a peer group for evaluating compensation.   The peer group incorporates companies that we consider to be primary competitors for talent and capital.  The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant associate populations in manufacturing, product engineering and sales.  The compensation peer group for fiscal year 2017 consisted of the following 28 companies:

●	Accuride Corp.	●	Graco, Inc.
●	Alamo Group Inc.	●	Haynes International, Inc.
●	Albany International Corp.	●	Kadant Inc.
●	Altra Holdings Corp.	●	L.B. Foster Company
●	Barnes Group Inc.	●	Lindsay Corp.
●	Blount International	●	Lydall, Inc.
●	Chart Industries	●	NN, Inc.
●	CIRCOR International	●	Powell Industries, Inc.
●	CLARCOR Inc.	●	Raven Industries, Inc.
●	Commercial Vehicle Group, Inc.	●	RBC Bearings Incorporated
●	EnPro Industries, Inc.	●	Standex International Corp.
●	ESCO Technologies, Inc.	●	Tennant Company
●	Federal Signal Corp.	●	Wabash National Corp.
●	Franklin Electric Co.	●	Xerium Technologies, Inc.

In addition, we also consider data from compensation surveys published by leading compensation consultants and advisory firms including Mercer and Willis Towers Watson.  The survey analysis targets companies of comparable size in the manufacturing sector, supplemented with general industry data as needed.

The analysis of both the peer group and published surveys includes review of target and actual base salary, annual bonus, long term compensation and total compensation.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long-term incentives and benefits.  In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’ performance, growth and future potential.

We have chosen a target mix of base salary, annual incentives and long term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual.  Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix.  However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances.

We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it maximizes tax deductibility of compensation.

The following table shows the dollar values and pay mix percentages of our fiscal year 2017 target direct pay opportunities for our NEOs:

Executive Officer	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)
Mark D. Morelli,	675,000	675,000	1,350,000	1,181,250 (1)	2,531,250
President and CEO	27%	27%	54%	46%	100%

Gene P. Buer,	304,500	152,250	456,750	274,050	730,800
Vice President –	42%	21%	63%	37%	100%
Solutions Group

Ivo Celi,	285,093	142,546	427,639	256,584	684,223
Vice President - EMEA	42%	21%	63%	37%	100%

Gregory P. Rustowicz,	348,500	174,250	522,750	418,200	940,950
Vice President – Finance	37%	19%	56%	44%	100%
and Chief Financial Officer

Kurt F. Wozniak,	294,500	147,250	441,750	265,050	706,800
Vice President - Americas	42%	21%	63%	37%	100%

Timothy T. Tevens,	730,000	730,000	1,460,000	1,277,500	2,737,500
Former President and CEO	27%	27%	54%	46%	100%

(1) Mr. Morelli also received a sign-on grant of $1,200,000 upon joining the Company as further outlined below. He did not receive a regular annual Long-Term Incentive grant in fiscal 2017, but rather his first regular annual Long-Term Incentive grant was made in May 2017.

Factors Considered in Making Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below.  When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer.  Awards are generally prorated if an NEO is promoted during the year, based on the timing of the promotion.  The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards.  Under the Annual Incentive Plan and Performance RSU grant, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria.  The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations.  Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board of Directors.  Our Compensation Committee is comprised entirely of non-associate Directors and our CEO does not participate in discussions related to his compensation when presented to the Board of Directors.

The compensation program is generally applied consistently to NEOs.  Exceptions related to CEO compensation are noted throughout this report.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives.  The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.  Additionally, the Company has adopted policies and programs which encourage management not to take excessive risks including:

●	A minimum Earnings Before Interest and Taxes (EBIT) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan;
●	Stock Ownership guidelines for all officers; and
●	a comprehensive Clawback Policy.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclic nature of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s and CFO’s salaries to the Board of Directors and approves adjustments for other NEOs.  Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company.  History of salary increases may also be reviewed and considered.  Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction.  Long term growth in shareholder value is an important factor.  The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the CEO and CFO, future adjustments in base salaries of our executive officers.

The Committee approved the following base salary adjustments effective April 1, 2017 for our NEOs:

Executive Officer (1)	Base Salary ($)	FY 2017 Base Salary Adjustments ($)	FY 2017 Base Salary ($)	Percentage Increase
Gene P. Buer,	298,700	5,800	304,500	1.9%
Vice President - Solutions Group

Ivo Celi,	283,683	1,410	285,093	0.5%	(2)
Vice President - EMEA

Gregory P. Rustowicz,	335,075	13,425	348,500	4.0%
Vice President – Finance and Chief Financial Officer

Kurt F. Wozniak,	286,000	8,500	294,500	3.0%
Vice President - Americas

Timothy T. Tevens,	718,468	11,532	730,000	1.6%
Former President and CEO

(1) Mr. Morelli’s base salary information was outlined in his Employment Agreement, dated February 23, 2017 and further discussed below.

(2) Dr. Celi is paid in Swiss Francs and amounts are converted to United States Dollars based on the foreign currency spot rate in effect on March 31, 2017.

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures or "Drivers" for the Annual Incentive Plan.  The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants.  It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period.  Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate. Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort.  The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been met.  The Board of Directors retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan.

The Board of Directors also determines the weighting to be assigned to each Driver.  For most Drivers, goals are set at threshold, target and maximum levels.  Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels.  The aggregate payout to any NEO may not exceed 200% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)
Maximum Performance Level (or higher)	200%
Target Performance Level	100%
Threshold Performance Level	25%
Below Threshold Performance Level	0%

Fiscal Year 2017 Annual Incentive Plan Design

The Annual Incentive Plan (AIP) for fiscal year 2017 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer term profitable growth.  For fiscal 2017, forty percent (40%) of our NEOs’ target was based on EBIT at the Consolidated level, forty percent (40%) was based on Revenue at the Consolidated level and the remaining twenty percent (20%) of our NEOs’ target was based upon a shared strategic measure.  Drivers and associated weightings for fiscal year 2017, which were established by the Board of Directors for each executive officer, are shown below.  Our CEO has the ability to assign an individual performance factor to each of the individual NEOs, other than CEO, of up to 25% up or down based upon his evaluation of their individual performance.  Lastly, no AIP will be earned unless Consolidated EBIT is positive.

Financial Measures and Weights – 80% of Plan

Fiscal 2017 Drivers (April 1, 2016 to March 31, 2017)	Mark D. Morelli	Gene P. Buer	Ivo Celi	Gregory P. Rustowicz	Kurt F. Wozniak
Consolidated EBIT	40%	40%	40%	40%	40%
Consolidated Revenue	40%	40%	40%	40%	40%

Strategic Measures and Weights – 20% of Plan

For fiscal year 2017, strategic measures for the executive team included one common measure. The common measure focused on Consolidated Free Cash Flow.

Results

The fiscal year 2017 financial targets, performance achieved as a percent of target, and the fiscal year 2017 payout percentages under each Driver are shown below.

	Fiscal 2017 Annual Incentive Plan - EBIT and Revenue Targets and Performance (Dollars in Millions)
	Threshold ($)	Target ($)	Maximum ($)	Result ($)
Fiscal 2017 Drivers (April 1, 2016 – March 31, 2017)					Fiscal 2017 Performance % of Target
Consolidated EBIT (1)	40.9	64.0	87.4	47.2	45.6
Consolidated Revenue(1)	603.0	670.0	737.0	611.2	34.2
Consolidated Free Cash Flow (1)	48.6	54.0	59.4	54.2	105.5

(1)	Fiscal year 2017 EBIT, Revenue and Free Cash Flow were adjusted to eliminate the impact of foreign exchange, acquisition activities and certain other one-time items.

Annual incentive targets, strategic and overall achievement percentages, as well as, the overall incentive payment as a percentage of base salary awarded for fiscal year 2017 are shown below:

Executive Officer	Annual Incentive Target (% of Base Salary)	Overall Annual Incentive Plan Rating (% of Target Award)	Actual Payout Based on Performance Achieved (% of Base Salary)
Mark D. Morelli,
President and CEO	100%	53.0%	4.6% (1)

Gene P. Buer,
Vice President - Solutions Group	50%	53.0%	26.5%

Ivo Celi,
Vice President - EMEA	50%	53.0%	26.5%

Gregory P. Rustowicz,
Vice President – Finance and Chief Financial Officer	50%	53.0%	26.5%

Kurt F. Wozniak,
Vice President - Americas	50%	53.0%	26.5%

Timothy T. Tevens,
Former President and CEO	100%	53.0%	53.0%

(1)	Mr. Morelli's AIP award is prorated based on 32 days of employment in Fiscal Year 2017.

Long Term Incentives

The objectives of our long term incentive program are to:

●	link executive compensation and our long term performance;
●	better align key associates with our business strategies and with our shareholders’ interests; and
●	provide opportunity for long term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

●	a competitive analysis;
●	the impact of the NEOs’ roles within our Company; and
●	the cost and share usage associated with the proposed plan.

Target long term incentives (as a percentage of salary) are as follows:

Executive Officer	Long Term Incentive Target (% of Base Salary)

Mark D. Morelli,
President and CEO	175%

Gene P. Buer,
Vice President - Solutions Group	90%

Ivo Celi,
Vice President - EMEA	90%

Gregory P. Rustowicz,
Vice President - Finance and Chief Financial Officer	120%

Kurt F. Wozniak,
Vice President - Americas	90%

The target long term incentive mix for our NEOs consists of non-qualified stock options (one-third of target value), restricted stock or RSUs (one-third of target value), and performance RSUs (one-third of target value).  Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal year 2017.

Executive Officer	Target Number of Performance RSUs (1)	Options Granted	RSUs Granted
Mark D. Morelli, (2)	—	68,105	22,305
President and CEO

Gene P. Buer,	5,940	18,567	5,940
Vice President - Solutions Group

Ivo Celi,	5,808	18,155	5,808
Vice President - EMEA

Gregory P. Rustowicz,	9,064	28,333	9,064
Vice President - Finance and Chief Financial Officer

Kurt F. Wozniak,	5,744	17,957	5,744
Vice President - Americas

Timothy T. Tevens,	27,687	86,551	27,687
Former President and CEO

(1)	Grant represents target value for fiscal year 2017 and was granted on July 18, 2016.

(2)
Mr. Morelli also received a sign-on grant of $1,200,000 upon joining the Company as further outlined below. He did not receive a regular annual Long-Term Incentive grant in fiscal 2017, but rather his first regular annual Long-Term Incentive grant was made in May 2017.

Stock Options and RSUs

Stock options are included to align management and shareholder interest by encouraging decisions and actions that result in long term stock appreciation and ownership interest for management.  In order to support retention and align executives with our stock performance over a longer horizon, grants generally vest 25% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.

RSUs are designed to support executive retention and share ownership.  In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 25% annually over the 1st  through 4th anniversary from the grant date of awards.

Performance Restricted Stock Units

Grants of performance RSUs are made annually, with vesting dependent upon performance achieved.  Fiscal year 2017 performance is based upon the two year Consolidated Net Revenue performance with final vesting of the award on the third anniversary of the grant.  Actual vesting of the awards and their ultimate value will be determined by Consolidated Net Revenue results.

For fiscal year 2017, performance shares are subject to adjustment based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	FY17-18 Consolidated Net Revenue Targets	Percentage of Target
Meet Target in Fiscal Years 2017-18	$1,373.5 Million	100%
Meet Target in Fiscal Years 2018-19	$1,373.5 Million	75%
Does not meet target in either of the two consecutive year periods (FY17-18 or FY18-19)	< $1,373.5 Million	0%

The performance adjusted amounts are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this proxy.

The long term incentive strategy is designed to support our business strategy and the interests of our shareholders.  Where possible, the program has been designed such that long term incentives can qualify as performance-based compensation so that the expense associated with the program is fully deductible for federal income tax purposes.  Stock options and performance RSUs are expected to qualify as performance-based compensation.

Stock Option Granting Practices

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the high and low price on the date of grant.  The date of grant is the date of the Board of Directors’ meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to eligible U.S.-based NEOs are the same as those provided to our other full-time, salaried U.S.-based associates.  Retirement programs are designed to provide a competitive benefit to associates while allowing the Company to manage costs.

The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a qualified defined benefit pension plan (the "Pension Plan"), provides an annual benefit at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years.  Effective March 31, 2012, the Pension Plan was frozen to new entrants and to participants with less than 65 combined age and service points.  Participants who had attained 65 combined age and service points at March 31, 2012 continue to accrue benefits.

We also maintain a 401(k) retirement savings plan covering non-union U.S.-based associates.  Highly compensated associates were eligible to contribute up to approximately 8% of annual cash compensation (base salary and payments under the Annual Incentive Plan), subject to limits set by the Internal Revenue Code.  The Company matching contribution for fiscal year 2017 was between 25% and 100% of associate contributions up to 6% based on years of service.  Associates who are not grandfathered in the Pension Plan are also eligible for a core contribution equal to 2% of eligible wages.

We maintain an Employee Stock Ownership Plan for the benefit of our U.S.-based, non-union associates including our U.S.-based NEOs. This Plan is considered a retirement benefit by the Company in conjunction with its defined benefit pension and 401(k) retirement savings plans.  Effective January 1, 2012, this Employee Stock Ownership Plan has been closed to new participants. The final ESOP allocation was made on March 31, 2015. All participants are 100% vested and no future contributions will be made to the plan.

We maintain a non-qualified deferred compensation plan (the "NQDC Plan") under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan.  Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long-term incentive cash compensation.  Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Stock Ownership

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock.  Executives are required to retain a portion of their equity compensation upon vesting in shares or exercise of options.  The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive.  If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive.  Each NEO is currently subject to the retention ratio requirement.

The following table summarizes the ownership guidelines, as well as the respective retention ratio, for executives.

Position / Title	Multiple of Base Salary	Retention Ratio

Chief Executive Officer	5X	50%

Chief Financial Officer	4X	50%

Other Executive Committee Members (1)	3X	50%

Other Officers	2X	40%

(1)	Messrs. Buer, Celi, and Wozniak are Executive Committee Members.

Other Benefits and Perquisites

We provide very limited perquisites and other compensation to our NEOs.  Instead, as previously discussed, we have elected to provide competitive fixed compensation through salary and benefits with opportunity for additional compensation through variable compensation based primarily on Company performance.

NEOs may participate in benefit plans that are offered generally to salaried U.S.-based associates such as those described above, as well as short and long term disability, life insurance, health and welfare benefits, and paid time off.

Because the market for executive talent is national and, in some cases global, we may recruit globally to obtain top talent.  We may elect to pay relocation costs for associates who are required to relocate in connection with their employment (including NEOs) to minimize any financial detriment to the associate.

Under limited circumstances, we provide certain perquisites to recruit individuals to key positions with the Company and to officers that expatriate to another country for work on the Company’s behalf.

Employment and Change-In-Control Agreements

Employment Agreements

With the exception of Mr. Morelli and Dr. Celi, the Company has no employment agreements with its NEOs, but does provide the NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims, i.e., severed associates are paid one week of their base salary for every year of service at the Company.

Mr. Morelli’s agreement, entered into in February 2017, has a fixed term of three years and is then automatically renewed annually on the anniversary date for an additional one-year term unless the Company gives Mr. Morelli written notice prior to the anniversary date of its intention not to extend the term. Mr. Morelli’s salary may be reviewed from time to time by the Board but shall not be less than $675,000 per year. Mr. Morelli participates in our Annual Incentive Plan in an amount to be set by the Board but his Target Annual Bonus shall not be less than 100% of his base salary. Additionally, Mr. Morelli participates in our Long Term Incentive Program at the discretion of the Company but the annual Long Term

Incentive opportunity shall be no less than 175% of his base salary. Mr. Morelli’s agreement also contains various restrictive covenants relating to non-competition, non-solicitation, and the protection of confidential information and non-disclosure.

Finally, in the event of a termination of Mr. Morelli’s employment by the Company without Cause or by Mr. Morelli for Good Reason during the Employment Period, as such terms are defined in his Employment Agreement, Mr. Morelli is entitled to receive, (a) his Base Salary through the Date of Termination, to the extent not previously paid, (b) reimbursement for any unreimbursed business expenses incurred by Mr. Morelli prior to the Date of Termination, (c) accrued but unused paid time off as of the Date of Termination, and (d) if Mr. Morelli executes and delivers a Release and Discharge of All Claims substantially in a form approved by the Company, he shall be entitled to the following payments and benefits: (i) two times (2x) the sum of (x) his Base Salary, and (y) the Target Annual Bonus for the year of termination, (ii) a pro rata bonus amount of Annual Bonus for the year of termination, (iii) a cash payment equal to twenty-four (24) months times the monthly cost Mr. Morelli would incur if he elected to receive COBRA coverage under all Company group health care plans under which he is receiving coverage at the time of termination, (iv) automatic vesting in all employee welfare and benefit plans in which he is participating as of the Date of Termination, and (v) unless otherwise provided in an equity award agreement, full vesting as of the Date of Termination in any and all equity awards held by Mr. Morelli immediately prior to the Date of Termination.

Dr. Celi’s agreement, entered into in 2009, does not have a fixed term and may be terminated by either party upon delivering written notice at least six months prior to the end of a calendar quarter.  Dr. Celi’s salary is reviewed and may be adjusted annually.  Dr. Celi also participates in our Annual Incentive Plan and Long Term Incentive Program.  Dr. Celi’s agreement contains various restrictive covenants relating to the protection of confidential information and non-disclosure.

Change-In-Control Agreements

We have entered into change in control agreements with our NEOs and certain other of our officers and associates.  The intent of these agreements is to provide executive officers with financial security in the event of a change in control to facilitate a transaction which may benefit shareholders but result in job loss to executives.  With the exception of Mr. Morelli’s change in control agreement, the change in control agreements provide for an initial term of one-year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term. Mr. Morelli’s Change in Control Agreement, entered into in February 2017, has an initial term through October 2020, and is then automatically renewed annually on November 1st for an additional one-year term, absent delivery of notice from the Company.

Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or 24 months after a change in control of our Company (unless such termination is because of death, disability, for cause or by the officer or associate other than for “good reason,” as defined in the change in control agreements), (i) a lump sum severance payment up to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change in control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, all options, restricted shares or units and performance shares or units become fully vested and (v) certain other specified payments.

Aggregate "payments in the nature of compensation" (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar.  The events that trigger a change in control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.

Clawback Policy

In October 2009, the Compensation Committee adopted a Clawback Policy applicable to our executive officers and certain other associates.  Under the policy, in the event of (i) a material restatement of our consolidated financial statements, other than any restatement required pursuant to a change in applicable accounting rules or (ii) a violation of a confidentiality, non-solicitation, non-competition, or similar restrictive covenant or (iii) a covered person engages in willful fraud that causes harm to our Company,   (collectively (i), (ii) and (iii) is referred to as "Detrimental Conduct"), which Detrimental Conduct occurs either during employment with our Company or after such employment terminates for any reason, our Board of Directors or the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available, require reimbursement or payment by the covered person of:

●
Any amount (whether in cash or property) paid, payable or realized (including, but not limited to option exercises) under any plan or program providing for incentive compensation, equity compensation or performance-based compensation ("Covered Plans") received by any covered person on or after October 19, 2009 that would not have been received had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board or Compensation Committee shall have the right to require reimbursement of the entire amount of any such amount referenced above from any covered person whose fraud or other intentional misconduct, in the Board’s or Committee’s judgment, alone or with others caused such restatement); and

●
Any amount (whether in cash or property) paid, payable or realized (including, but not limited to, option exercises) by a covered person under a Covered Plan if the Board or Compensation Committee determines that covered person engaged in Detrimental Conduct even in the absence of a subsequent restatement of our financial statements.

The Board or the Compensation Committee has sole and absolute discretion not to take action upon discovery of Detrimental Conduct, and its determination not to take action in any particular instance shall not in any way limit its authority to terminate participation of a covered person in a plan.

Tax and Accounting Considerations

The Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration. The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility wherever possible, but also believes that our business needs should be the overriding factor of compensation design.  Therefore, the Compensation Committee believes it is important to maintain flexibility and has not adopted a policy requiring that specific programs meet the requirements of performance-based compensation under Section 162(m).  Nevertheless, we believe that all compensation provided to the NEOs for fiscal year 2017 is substantially deductible.  The Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code.  Accounting and cost implications of compensation programs are considered in program design; however, the main factor is alignment with our business needs.

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the years ended March 31, 2017, 2016 and 2015, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus (13) ($)	Stock Award (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation ($)		Total Compensation ($)
Mark D. Morelli, President and CEO (1)	2017	62,308		0	577,923	600,005	31,387	0	0		1,271,623
Gene P. Buer, Vice President Solutions Group	2017	305,671		0	186,992	91,350	80,723	46,430	7,997	(6)	719,163
	2016	300,998		0	180,915	89,610	13,442	55,607	8,355		648,927
	2015	291,115		0	178,178	89,078	72,500	120,136	9,313		760,320
Ivo Celi, Vice President - EMEA	2017	286,189	(7)	0	182,836	89,323	75,904	0	12,112	(8)	646,364
	2016	289,076		0	173,184	85,783	39,603	0	10,257		597,903
	2015	276,266		0	186,369	93,154	69,066	0	8,960		633,815
Gregory P. Rustowicz, Vice President Finance and Chief Financial Officer	2017	349,840		51	285,334	139,398	92,387	7,508	13,431	(9)	887,949
	2016	337,653		0	202,962	100,523	31,832	(852)	14,011		686,129
	2015	326,250		0	199,712	99,831	132,210	2,663	12,638		773,304
Kurt F. Wozniak, Vice President - Americas	2017	295,633		0	180,822	88,348	78,072	(45,963)	21,383	(10)	618,295
	2016	288,200		0	173,233	85,800	24,167	(2,586)	22,560		591,374
	2015	261,000		161	159,791	79,865	80,444	65,968	23,514		670,743
Timothy T. Tevens, Former President and CEO (11)	2017	732,808		256	871,586	425,831	387,046	31,405	6,359	(12)	2,455,291
	2016	723,995		0	846,264	419,107	143,694	24,109	8,924		2,166,093
	2015	700,225		0	833,452	416,637	453,402	249,874	9,547		2,663,137

(1)
Mr. Morelli's Salary and Non-Equity Incentive Plan Compensation are prorated to his hire date of February 28, 2017. Mr. Morelli also received a sign-on grant of $1,200,000 in Stock and Option Awards upon joining the company.

(2)
The amounts shown in this column reflect the aggregate grant date fair value for restricted stock units and performance shares granted in the year indicated under our Long Term Incentive Plan.  However, for purposes of this table, estimates of forfeitures have been removed.  The grant date fair value for each restricted stock unit is equal to the market price of our common stock on the date of grant.  The assumptions used in valuing the performance shares are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2017 filed with the Securities and Exchange Commission on June 1, 2017. The maximum amount that may be earned is equal to target.

(3)
The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the year indicated under our Long Term Incentive Plan.  However, for purposes of this table, estimates of forfeitures have been removed.  A Black-Scholes valuation approach has been chosen for these calculations.  The assumptions used in valuing these grants are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2017 filed with the Securities and Exchange Commission on June 1, 2017.

(4)	Represents amounts under the Annual Incentive Plan earned in fiscal year 2017 and paid in fiscal year 2018.

(5)
Represents the aggregate change in actuarial value under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan from March 31, 2016 to March 31, 2017 for Messrs. Tevens, Buer and Wozniak. Messrs. Morelli, Celi and Rustowicz are not covered by a Company-sponsored pension plan. In addition, the Company sponsors a non-qualified defined contribution plan of deferred compensation. Participation is detailed in the Non-Qualified Deferred Contribution Plan table.

(6)	For Mr. Buer, consists of matching contributions under the Columbus McKinnon Thrift 401(k) plan.

(7)	Dr. Celi is paid in Swiss Francs and amounts are converted to United States Dollars based on the foreign currency spot rate in effect on March 31, 2017.

(8)	Represents the value of the automobile provided to Dr. Celi by the Company.

(9)	For Mr. Rustowicz, consists of matching contributions under the Columbus McKinnon Thrift 401(k) plan.

(10)	For Mr. Wozniak, consists of matching contributions under the Columbus McKinnon Thrift 401(k) plan.

(11)
Pursuant to Mr. Tevens’ Retirement Agreement dated September 15, 2016, and effective on his retirement date of February 28, 2017, the Company provided Mr. Tevens with the following post-employment benefits: (1) Continuation of his base salary through June 30, 2018; (2) Fiscal 2017 annual incentive award based on 2017 performance; (3) $730,000 to be paid in May 2018; (4) A lump sum pension bridge payment equal to the difference between the present value of the pension benefit he would have accrued through June 30, 2018 if he remained employed and the pension he actually accrued through his retirement date; (5) A monthly stipend covering the difference between his continuation of health benefits under COBRA and the cost to him as an active employee through June 30, 2018; and (6) Retirement-eligible for purposes of all outstanding equity awards.

(12)	For Mr. Tevens, consists of matching contributions under the Columbus McKinnon Thrift 401(k) plan.

(13)	Service Awards.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal year 2017 to the executives named in the summary compensation table, including awards under the Annual Incentive Plan, and equity awards of stock options, performance shares and restricted stock units:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock		All Other Options
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units		Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards per Share (4) ($)	Grant Date Fair Value of Stock and Option Awards (5) ($)
Mark D. Morelli,		14,800	59,198	118,396
President and CEO	2/28/2017							22,305					577,923	(6)
	2/28/2017									68,105		25.91	600,005	(6)

Gene P. Buer		38,063	152,250	304,500
Vice President-	7/18/2016				0	5,940	5,940						93,496
Solutions Group	7/18/2016							5,940	(7)				93,496
	5/23/2016									18,567	(8)	15.16	91,350
Ivo Celi		35,637	142,546	285,092
Vice President -	7/18/2016				0	5,808	5,808						91,418
EMEA	7/18/2016							5,808	(7)				91,418
	5/23/2016									18,155	(8)	15.16	89,323
Gregory P. Rustowicz,		43,563	174,250	348,500
Vice President –	7/18/2016				0	9,064	9,064						142,667
Finance and Chief	7/18/2016							9,064	(7)				142,667
Financial Officer	5/23/2016									28,333	(8)	15.16	139,398
Kurt F. Wozniak		36,813	147,250	294,500
Vice President –	7/18/2016				0	5,744	5,744						90,411
Americas	7/18/2016							5,744	(7)				90,411
	5/23/2016									17,957	(8)	15.16	88,348
Timothy T. Tevens,		182,500	730,000	1,460,000
Former President and CEO	7/18/2016				0	27,687	27,687						435,793
	7/18/2016							27,687	(7)				435,793
	5/23/2016									86,551	(8)	15.16	425,831

(1)	The grant date is the date on which the equity awards were approved by our Board of Directors. The grant date for Mr. Morelli is his hire date.

(2)	Represents the potential payout range under the Annual Incentive Plan discussed above. The final fiscal year 2017 payout can be found in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation." Mr. Morelli's award is prorated to his hire date.

(3)
Represents the potential payout range related to performance shares awarded to NEOs on the grant date, subject to achievement of performance targets.  The performance shares are earned based upon the consolidated net revenue performance for the period beginning April 1, 2016 and ended March 31, 2019.  Each performance share will be settled in a share of our common stock.

(4)	Represents per-share exercise price of the options and is equal to the average of the high and low price on the grant date.

(5)
Amounts in this column reflect the aggregate grant date fair value of the equity awards.  The grant date fair value for each performance share and restricted stock unit is equal to the average of the high and low market price of our common stock on the date of grant.  A Black-Scholes valuation approach has been utilized for valuing the options.  The assumptions used in valuing these awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2017 filed with the Securities and Exchange Commission on June 1, 2017.

(6)	Represents Mr. Morelli's sign-on grant in the amount of $1,200,000 upon joining the company. He did not receive a regular annual Long-Term Incentive grant in fiscal 2017.

(7)
Represents RSUs granted under the fiscal year 2017 long-term incentive program which vest at a rate of 25% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change in control.

(8)
Represents the number of shares of our common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 25% per year beginning one year from the date of grant, except that options may vest earlier in the event of death, disability, retirement or change in control.  They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. The grant date fair value of option awards is $4.92 per share based on the Black Scholes valuation as described in Note 15 to our consolidated financial statements included in our Annual Report in Form 10-K for the year ended March 31, 2017 filed with the Securities and Exchange Commission on June 1, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of March 31, 2017.

Option Awards								Restricted Stock Awards			Performance Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mark D. Morelli			68,105	(1)	N/A	25.91	2/28/2027	22,305	(13)	553,610
President and CEO
Gene P. Buer,	432	(2)			N/A	28.45	5/19/2018	1,102	(14)	27,352	3,627	(18)	90,022
Vice President – Solutions Group	1,622	(5)				18.24	5/17/2020	1,643	(15)	40,779	5,940	(19)	147,431
	3,230	(6)				19.50	5/23/2021	2,721	(16)	67,535
	8,360	(8)				13.43	5/21/2022	5,940	(17)	147,431
	6,974	(9)	2,325	(9)		18.95	5/20/2023
	4,162	(10)	4,163	(10)		27.12	5/19/2024
	2,611	(11)	7,833	(11)		24.94	5/18/2025
			18,567	(12)		15.16	5/23/2026
Ivo Celi,	10,000	(4)			N/A	14.80	1/25/2020	1,077	(14)	26,731	3,472	(18)	86,175
Vice President – EMEA	3,513	(5)				18.24	5/17/2020	1,718	(15)	42,641	5,808	(19)	144,155
	6,389	(6)				19.50	5/23/2021	2,604	(16)	64,631
	11,238	(8)				13.43	5/21/2022	5,808	(17)	144,155
	6,813	(9)	2,272	(9)		18.95	5/20/2023
	4,353	(10)	4,353	(10)		27.12	5/19/2024
	2,499	(11)	7,499	(11)		24.94	5/18/2025
			18,155	(12)		15.16	5/23/2026
Gregory P. Rustowicz	6000	(7)			N/A	13.10	10/24/2021	1,207	(14)	29,958	4,069	(18)	100,993
Vice President - Finance and	11,942	(8)				13.43	5/21/2022	1,841	(15)	45,694	9,064	(19)	224,968
Chief Financial Officer	7,635	(9)	2,546	(9)		18.95	5/20/2023	3,052	(16)	75,751
	4,665	(10)	4,665	(10)		27.12	5/19/2024	9,064	(17)	224,968
	2,929	(11)	8,787	(11)		24.94	5/18/2025
			28,333	(12)		15.16	5/23/2026

The table continues on the following page.

Option Awards								Restricted Stock Awards			Performance Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Kurt F. Wozniak	356	(2)			N/A	28.45	5/19/2018	805	(14)	19,980	3,473	(18)	86,200
Vice President – Americas	1,777	(5)				18.24	5/17/2020	1,473	(15)	36,560	5,744	(19)	142,566
	1,809	(6)				19.50	5/23/2021	2,605	(16)	64,656
	3,335	(8)				13.43	5/21/2022	5,744	(17)	142,566
	5,091	(9)	1,697	(9)		18.95	5/20/2023
	3,732	(10)	3,732	(10)		27.12	5/19/2024
	2,500	(11)	7,500	(11)		24.94	5/18/2025
			17,957	(12)		15.16	5/23/2026
Timothy Tevens	8,770	(2)			N/A	28.45	5/19/2018				16,966	(18)	421,096
Former President and CEO	45,172	(3)				13.27	5/18/2019				27,687	(19)	687,191
	33,190	(5)				18.24	5/17/2020
	31,902	(6)				19.50	5/23/2021
	53,568	(8)				13.43	2/28/2022
	33,516	(9)	11,173	(9)		18.95	2/28/2022
	19,469	(10)	19,469	(10)		27.12	2/28/2022
	12,211	(11)	36,636	(11)		24.94	2/28/2022
			86,551	(12)		15.16	2/28/2022

(1) These options were granted February 28, 2017 and vest 25% per year beginning February 28, 2018.

(2) These options were granted May 19, 2008 and vest 25% per year beginning May 19, 2009.

(3) These options were granted May 18, 2009 and vest 25% per year beginning May 18, 2010.

(4) These options were granted on January 25, 2010 and vest 33.33% per year beginning January 25, 2013.

(5) These options were granted May 17, 2010 and vest 25% per year beginning May 17, 2011.

(6) These options were granted May 23, 2011 and vest 25% per year beginning May 23, 2012.

(7) These options were granted on October, 24, 2011 and vest 33.33% per year beginning October 24, 2014.

(8) These options were granted May 21, 2012 and vest 25% per year beginning May 21, 2013.

(9) These options were granted on May 20, 2013 and vest 25% per year beginning May 20, 2014.

(10) These options were granted on May 19, 2014 and vest 25% per year beginning May 19, 2015.

(11) These options were granted on May 18, 2015 and vest 25% per year beginning May 18, 2016.

(12) These options were granted on May 23, 2016 and vest 25% per year beginning May 23, 2017.

(13) These RSUs were granted February 28, 2017 and vest 25% per year beginning February 28, 2018.

(14) These RSUs were granted May 20, 2013 and vest 25% per year beginning May 21, 2014.

(15) These RSUs were granted May 19, 2014 and vest 25% per year beginning May 19, 2015.

(16) These RSUs were granted May 18, 2015 and vest 25% per year beginning May 18, 2016.

(17) These RSUs were granted July 18, 2016 and vest 25% per year beginning May 18, 2017.

(18) These performance RSUs were granted May 18, 2015 and vest 100% on the third anniversary of the grant, May 18, 2018.  The actual award earned will be adjusted effective March 31, 2017 based upon our consolidated net revenue performance for the two year period ended March 31, 2017.

(19) These performance RSUs were granted July 18, 2016 and vest 100% on the third anniversary of the grant, May 23, 2019.  The actual award earned will be adjusted effective March 31, 2018 or March 31, 2019 based upon our consolidated net revenue performance for the preceding two year period ended March 31, 2018 or March 31, 2019.

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in fiscal year 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Mark D. Morelli,
President and CEO (3)	__	__	__	__

Gene P. Buer,
Vice President – Solutions Group	__	__	6,928	102,300

Ivo Celi,
Vice President – EMEA	__	__	6,852	101,183

Gregory P. Rustowicz,
Vice President - Finance and Chief Financial Officer	__	__	9,636	148,406

Kurt F. Wozniak
Vice President - Americas	__	__	4,936	72,611

Timothy T. Tevens,
Former President and CEO	__	__	87,093	1,888,034

(1)  Represents the difference between the option exercise price and the average of the high and low market prices of our common stock on the date of exercise as quoted on Nasdaq multiplied by the number of shares acquired.

(2)  Represents the average of the high and low market price of our common stock on the vesting date multiplied by the number of shares acquired.

(3) Mr. Morelli did not have any shares vest in fiscal year 2017.

Pension Plan

The Pension Plan is a non-contributory, qualified defined benefit plan which provides certain of our U.S.-based associates with retirement benefits.  As defined in the Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s "social security covered compensation," as such term is defined in the Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years.  Plan benefits are not subject to reduction for social security benefits.

            The following table sets forth with respect to each of our plans that provide retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit and (iii) payments received by him or her during fiscal year 2017:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Mark D. Morelli, President and CEO	N/A(3)	__	__	__

Gene P. Buer, Vice President - Solutions Group	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	11.25	511,372	—

Ivo Celi, Vice President - EMEA	N/A(3)	__	__	__

Gregory P. Rustowicz, Vice President – Finance and Chief Financial Officer	N/A(3)	__	__	__

Kurt F. Wozniak, Vice President – Americas	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	(4)	246,382	__

Timothy T. Tevens, Former President and CEO	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	25.17	961,309	—

(1)
Years of credited service determined as of March 31, 2017.  Mr. Buer continues to participate fully in our Pension Plan as a grandfathered participant.  Mr. Tevens terminated employment on February 28, 2017. For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.

(2)
The present value of accumulated benefit under the Columbus McKinnon Corporation Monthly Benefit Plan is calculated as of March 31, 2017 using (i) a discount rate of 4.15%, (ii) the RP-2016 mortality tables with a 50/50 blend of blue and white collar adjustments and generational projection using Scale MP-2016.

(3)	Mssrs. Morelli, Celi and Rustowicz were not covered by a Company sponsored Pension Plan.

(4)	Mr. Wozniak has an accrued benefit under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan that was frozen at March 31, 2012.

Non-Qualified Deferred Compensation

The Company maintains a Non-Qualified Deferred Compensation Plan (the "NQDC") under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation.  Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.  For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.

Name	Executive Contributions in fiscal year 2017	Company Contributions in fiscal year 2017	Aggregate earnings in fiscal year 2017	Aggregate withdrawals / distributions	Aggregate balance at 3/31/2017
Mark D. Morelli, President and CEO	—	—	—	—	—

Gene P. Buer, Vice President - Solutions Group	—	—	—	—	—

Ivo Celi, Vice President - EMEA	N/A	N/A	N/A	N/A	N/A

Gregory P. Rustowicz, Vice President – Finance and Chief Financial Officer	7,806	5,576	7,508	31,273	55,770

Kurt F. Wozniak, Vice President – Americas	3,075	4,100	99	11,653	11,344

Timothy T. Tevens, Former President and CEO	104,167	18,162	154,271	—	900,689

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our U.S.-based full-time salaried associates and hourly associates not covered by a collective bargaining agreement who involuntarily lose their positions without cause.  Eligible associates who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up).

The following table sets forth the gross amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2017

•	Exercise of all options and vesting of all restricted stock based on the closing market price of $24.82 per share of our common stock on March 31, 2017.

•	Not limited by Section 280G of the Internal Revenue Code that may apply.

Name	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)		Termination in Connection with Change in Control ($)		Death ($)		Change in Control Only ($)
Mark Morelli, President and CEO	64,904	(1)	649,900	(2)	3,593,258	(3)	3,593,258	(4)	699,900	(5)	0 (6)

Gene P. Buer, Vice President - Solutions Group	1,080,862	(1)	1,637,687	(2)	1,145,275	(3)	3,293,639	(4)	1,414,888	(5)	0 (6)

Ivo Celi, Vice President – EMEA(7)	325,348	(8)	867,798	(9)	364,262	(10)	1,820,093	(11)	867,798	(12)	0 (6)

Gregory P. Rustowicz, Vice President Finance and Chief Financial Officer	501,722	(1)	1,259,121	(2)	541,933	(3)	3,016,873	(4)	1,309,121	(5)	0 (6)

Kurt F. Wozniak, Vice President – Americas	1,172,616	(1)	1,697,876	(2)	1,271,616	(3)	3,130,925	(4)	1,621,899	(5)	0 (6)

(1)
Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his 401(k) Plan account, (iv) any vested benefits under our Pension Plan and (v) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(2)
Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his 401(k) Plan account, (iv) any vested benefits under our Pension Plan and (v) any vested benefits under our ESOP, (vi) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested and (vii) awards under the Annual Incentive Plan earned in fiscal year 2017 and paid in fiscal year 2018. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(3)
Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his 401(k) Plan account, (v) any vested benefits under our Pension Plan and (vi) any vested benefits under our ESOP.  In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(4)
Includes (i) termination payments under the Change in Control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) any vested benefits under our Pension Plan and (vi) any vested benefits under our ESOP, (vii) awards under the Annual Incentive Plan earned in fiscal year 2017 and paid in fiscal year 2018.  Termination payments under the Change in Control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change in control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued

coverage if COBRA is elected under the company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which would have accrued under our tax-qualified retirement plans had he continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested.  In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(5)
Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) any vested benefits under our Pension Plan (vi) any vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or units and earned performance shares or units which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal year 2017 and paid in fiscal year 2018. In addition, accrued salary through the date of termination would be paid out.

(6)
No payments or awards are provided unless restricted shares and options held by the NEOs are not assumed by the successor entity.  In the event that the successor entity does not assume the restricted shares and options, all options and earned restricted shares would be vested and payable to the NEOs.

(7)	Dr. Celi does not participate in a Company sponsored retirement program or group term life program.

(8)
Includes the value of vested stock options.  In addition, Dr. Celi would be entitled to receive accrued salary through the date of termination. Dr. Celi is paid in Swiss Francs and amounts are converted to United States Dollars based on the foreign currency spot rate in effect on March 31, 2017.

(9)
Includes (i) the value of vested stock options, (ii) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested and (iii) awards under the Annual Incentive Plan earned in fiscal year 2017 and paid in fiscal year 2018.  In addition, Dr. Celi would also be entitled to receive accrued salary through the date of termination.

(10)	Includes (i) severance and (ii) the value of vested stock options. In addition, Dr. Celi would also be entitled to receive accrued salary through the date of termination.

(11)
Dr. Celi's benefits resulting from a termination of employment following a change in control, include: (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination (iv) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested and (v) awards under the Annual Incentive Plan earned in fiscal year 2017 and paid in fiscal year 2018.  In addition, Dr. Celi would be entitled to receive accrued salary through the date of termination.

(12)
Includes (i) the value of vested stock options, (ii) awards under the Annual Incentive Plan earned in fiscal year 2017 and (iii) the value of restricted stock units.  In addition, Dr. Celi would be entitled to receive accrued salary through the date of termination and a proportionate amount of his restricted stock awards that are earned upon attainment of their performance goals.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2017, including the Restricted Stock Plan, Omnibus Plan, Non-Qualified Plan and ISO Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	1,063,894	19.10	1,402,194

Equity compensation plans not approved by security holders	__	__	__

Total	1,063,894	19.10	1,402,194

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of our Compensation and Succession Committee was, during fiscal year 2017 or prior thereto, an officer or employee of our Company or any of our subsidiaries.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of March 31, 2017 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table and (iv) by all of our executive officers and Directors as a group.  The business address of each of the executive officers and Directors is 205 Crosspoint Parkway, Getzville, New York 14068.

Directors, Officers and 5% Shareholders	Number Of Shares (1)	Percentage Of Class
Ernest R. Verebelyi (2)	37,866	*
Timothy T. Tevens (3)	361,517	1.6%
Richard H. Fleming (2)	43,370	*
Stephen Rabinowitz (2)	38,366	*
Linda A. Goodspeed (2)	39,416	*
Nicholas T. Pinchuk (2)	35,401	*
Liam G. McCarthy (2)	31,974	*
R. Scott Trumbull (2)	9,972	*
Heath A. Mitts (2)	6,675	*
Gene Buer (4)	50,329	*
Ivo Celi (5)	51,983	*
Gregory Rustowicz (6)	48,013	*
Kurt Wozniak (7)	35,404	*
Mark D. Morelli (8)	22,305	*
All Directors and Executive Officers as a Group (18 persons) (9)	881,502	3.91%
Columbus McKinnon Corporation Employee Stock Ownership Plan	365,979	1.62%
RBC Global Asset Management (US), Inc. (10)	2,467,538	12.2%
Graham Holding Company (11)	1,776,185	8.83%
Adage Capital Partners GP, LP (12)	1,818,460	8.07%
BlackRock, Inc. (13)	1,310,617	6.5%
Dimensional Fund Advisors LP (14)	1,112,644	5.5%

* Less than 1%.

(1)
Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

(2)	Does not include 2,653 Restricted Stock Units held by each of Messrs. Verebelyi, Fleming, Rabinowitz, Pinchuk, McCarthy, Trumbull and Ms. Goodspeed, and 2,270 Restricted Stock Units held by Mr. Mitts.

(3)
Includes (i) 293,536 shares of common stock owned directly, (ii) 7,000 shares of common stock owned directly by Mr. Tevens’ spouse, (iii) 6,223 shares of common stock allocated to Mr. Tevens’ ESOP account, and (iv) 54,758 shares of common stock issuable under options granted to Mr. Tevens which are exercisable within 60 days. Excludes 99,070 shares of common stock issuable under options granted to Mr. Tevens which are not exercisable within 60 days.

(4)
Includes (i) 26,119 shares of common stock owned directly, (ii) 1,011 shares of common stock allocated to Mr. Buer’s ESOP account, (iii) 11,541 shares of restricted stock units which are subject to forfeiture, of which 4,380 shares of restricted stock units vest within 60 days, and (iv) 11,658 shares of common stock issuable under options granted to Mr. Buer which are exercisable within 60 days. Excludes 21,230 shares of common stock issuable under options granted to Mr. Buer which are not exercisable within 60 days.

(5)
Includes (i) 29,156 shares of common stock owned directly, (ii) 11,340 shares of restricted stock units which are subject to forfeiture, of which 4,320 shares of restricted stock units vest within 60 days, and (iii) 11,487 shares of common stock issuable under options granted to Dr. Celi which are exercisable within 60 days. Excludes 20,792 shares of common stock issuable under options granted to Dr. Celi which are not exercisable within 60 days.

(6)
Includes (i) 17,554 shares of common stock owned directly, (ii) 242 shares of common stock allocated to Mr. Rustowicz’s ESOP account, (iii) 15,327 shares of restricted stock units which are subject to forfeiture, of which 4,798 shares of restricted stock units vest within 60 days, and (iv) 14,890 shares of common stock issuable under options granted to Mr. Rustowicz which are exercisable within 60 days. Excludes 29,441 shares of common stock issuable under options granted to Mr. Rustowicz which are not exercisable within 60 days and 365,737 additional shares of common stock owned by the ESOP for which Mr. Rustowicz serves as one of three trustees and for which he disclaims any beneficial ownership.

(7)
Includes (i) 12,495 shares of common stock owned directly, (ii) 1,609 shares of common stock allocated to Mr. Wozniak’s ESOP account, (iii) 10,748 shares of restricted stock units which are subject to forfeiture, of which 3,901 shares of restricted stock units vest within 60 days, and (iv) 10,552 shares of common stock issuable under options granted to Mr. Wozniak which are exercisable within 60 days. Excludes 20,334 shares of common stock issuable under options granted to Mr. Wozniak which are not exercisable within 60 days.

(8)
Includes 22,305 shares of restricted stock units which are subject to forfeiture. Excludes 68,105 shares of common stock issuable under options granted to Mr. Morelli which are not exercisable within 60 days.

(9)
Includes options to purchase an aggregate of 122,724 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes (i) the shares of common stock owned by the ESOP as to which Mr. Rustowicz serves as one of three trustees, except for an aggregate of 10,889 shares allocated to the respective ESOP accounts of our executive officers, and (ii) options to purchase an aggregate of 301,878 shares of common stock issued to certain executive officers which are not exercisable within 60 days.

(10)
Information with respect to RBC Global Asset Management (U.S.) Inc. is based on a Schedule 13G/A filed by RBC Global Asset Management (U.S.) Inc. with the Securities and Exchange Commission on February 10, 2017. Based solely upon information in this Schedule 13G/A, RBC Global Asset Management (U.S.) Inc. has shared dispositive power with respect to all of such shares of common stock. The stated business address of RBC Global Asset Management (U.S.) Inc. is 50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55042.

(11)
Information with respect to Graham Holdings Company is based on Schedule 13G filed with the Securities and Exchange Commission on January 20, 2016. A 13G was not filed in 2017. Based solely upon information in this 2016 Schedule 13G, Graham Holdings Company has sole voting and sole dispositive power with respect to all such shares and common stock. The stated business address of Graham Holdings Company is 1300 North 17th Street, Suite 1700, Arlington, VA 22209.

(12)
Information with respect to Adage Capital Partners, L.P. is based on a Schedule 13G filed by Adage Capital Partners, L.P. with the Securities and Exchange Commission on February 8, 2017. Based solely upon information in this Schedule 13G, Adage Capital Partners, L.P. has shared dispositive power with respect to all of such shares of common stock. The stated business address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(13)
Information with respect to BlackRock, Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 23, 2017. Based solely upon information in this Schedule 13G/A, BlackRock, Inc. has sole dispositive power with respect to all of such shares of common stock. The stated business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(14)
Information with respect to Dimensional Fund Advisors LP is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017. Based solely upon information in this Schedule 13G, Dimensional Fund Advisors LP has sole dispositive power with respect to all of such shares of common stock. The stated business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, we are in compliance with all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners during the fiscal year ended March 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and makes recommendations where appropriate to the Board of Directors with respect to all related party transactions and relationships. Pursuant to Regulation S-K 404, a “related person” includes (among others) an officer, director and, by reference to S-K 403(a), a party who beneficially owns more than 5% of any class of the Company’s voting securities, or a person known by the Company to be an immediate family member of any of the foregoing, who is a party to a transaction with the Company in which the payment for a fiscal year exceeds $120,000. Any such related party transaction is required to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party. The Company has a separate “Related Person Transaction Policy”, as well as other various policies and procedures, including the Company’s Global Legal Ethics and Business Compliance Manual and the annual directors’ and officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

OTHER MATTERS

Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

SHAREHOLDERS’ PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2017 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, by U.S. mail, postage prepaid, to our Corporate Secretary, Alan S. Korman, at Columbus McKinnon Corporation, 205 Crosspoint Parkway, Getzville, New York 14068. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Eastern Time) on February 10, 2017.
In addition, under our By-laws, any shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2017 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the Bylaws, must give notice to our Corporate Secretary not less 90 days nor more than 120 days prior to the first anniversary of the 2016 Annual Meeting. In each case, the notice must include information specified in our By-laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. In the event the date of the 2017 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
In addition to the information required in a notice of a proposal, a notice to our Corporate Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Further information regarding proposals or nominations by shareholders can be found in Section 1.11 of the Company’s by-laws.  If our Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.11, such proposal or nomination will not be considered.
As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934 and section 3 of the Sarbanes-Oxley Act of 2002 and under Rule 5605 of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Trumbull, Fleming and Mitts qualify as “audit committee financial experts.”
The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.
The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2017. The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.
Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 for filing with the Securities and Exchange Commission.

R. Scott Trumbull, Chairman
Richard H. Fleming
Stephen Rabinowitz
Liam G. McCarthy
Heath A. Mitts
May 21, 2017

OTHER INFORMATION

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2017, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Columbus McKinnon Corporation, 205 Crosspoint Parkway, Getzville, New York 14068, Attention: Secretary. Each such request must set forth a good faith representation that, as of June 1, 2017, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.

ALAN S. KORMAN
Secretary

Dated: June 19, 2017

PROXY
COLUMBUS MCKINNON CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 24, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MARK D. MORELLI and GREGORY P. RUSTOWICZ and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS MCKINNON CORPORATION (the "Company") to be held at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois on July 24, 2017, at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

*** Exercise Your *Right* to Vote ***

COLUMBUS MCKINNON CORPORATION

COLUMBUS MCKINNON CORPORATION
205 Crosspoint Parkway
Getzville, NY 14068
ATTN: ALAN KORMAN

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 01, 2017
Date: July 24, 2017 **Time:** 10:00 AM CDT
Location: Four Seasons Hotel Chicago
120 East Delaware Place
Chicago, Illinois

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000340609_1 R1.0.1.15

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report   2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 10, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000340609_2 R1.0.1.15

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01	Ernest R. Verebelyi	02	Mark D. Morelli	03	Richard H. Fleming	04	Stephen Rabinowitz	05	Nicholas T. Pinchuk
06	Liam G. McCarthy	07	R. Scott Trumbull	08	Heath A. Mitts				

The Board of Directors recommends you vote FOR proposals 2 and 3.

3 Advisory vote on executive compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

0000340609_3 R1.0.1.15

COLUMBUS MCKINNON CORPORATION
205 Crosspoint Parkway
Getzville, NY 14068
ATTN: ALAN KORMAN

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Ernest R. Verebelyi
02 Mark D. Morelli
03 Richard H. Fleming
04 Stephen Rabinowitz
05 Nicholas T. Pinchuk
06 Liam G. McCarthy
07 R. Scott Trumbull
08 Heath A. Mitts

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4 Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000340610_1 R1.0.1.15